EXHIBIT 99.1
For more information contact:
Jerry Mueller, Senior Vice President (314) 512-7251
Ann Marie Mayuga, AMM Communications (314) 485-9499

ENTERPRISE FINANCIAL REPORTS SECOND QUARTER 2012 RESULTS

•	Second quarter net income of $8.8 million or $0.44 per diluted share, up 6% and 2%, respectively, over prior year

•	Commercial & Industrial loans grow 6% over linked quarter and 22% over prior year period

•	Nonperforming assets decrease 10% from one year ago to 1.82% of total assets

•	Net interest rate margin rises to 4.81% compared to 4.75% a year ago

•	Core deposits increase 11% over prior year; noninterest-bearing demand deposits up 32%

St. Louis, July 26, 2012. Enterprise Financial Services Corp (NASDAQ: EFSC) (the “Company”) reported net income of $8.8 million for the quarter ended June 30, 2012, a 6% increase, compared to net income of $8.3 million for the prior year period. After deducting dividends on preferred stock, the Company reported net income of $0.44 per diluted share for the second quarter of 2012, a 2% increase, compared to net income of $0.43 per diluted share for the second quarter of 2011.

Peter Benoist, President and CEO, commented, “Robust earnings results for the second quarter reflect growing strength in our core business, supplemented by a sharp increase in revenues generated by FDIC covered assets. The fundamental trends underlying our core business continue to improve. Loans outstanding, exclusive of covered loans, were 7% higher than a year ago, with C&I loans up 22% year over year. We've been pleased by our bankers' ability to capture market share and maintain margins in this competitive environment. The fee income side of our business is growing as well, with revenues from wealth management, service charges, state tax credit brokerage and other sources increasing 10% over last year. Year to date, these revenues are up 19%.”
“At the same time, improving asset quality enabled us to record a very small provision expense for the quarter,” said Benoist. “Nonperforming loan and nonperforming asset ratios have declined to 2.08% and 1.82%, respectively. While we are pleased with the improvement in second quarter asset quality and expect a continuation of this trend, we also remain cautious regarding the slow rate of improvement in the real estate markets in general."
Benoist continued, “Our acquired FDIC-covered assets remain a material contributor to earnings. Net revenues from covered assets increased to $7.4 million in the second quarter, driven by faster than expected loan payoffs and paydowns. These accelerated payments tend to vary on a quarterly basis and add some volatility to our earnings results, but our experience to date with covered assets continues to be very favorable.”

Banking Segment

Deposits
Total deposits at June 30, 2012 were $2.6 billion, a decrease of $99.9 million, or 4%, from March 31, 2012. The decrease in deposits from the linked quarter was attributable to a 6% reduction in certificates of deposit, partially offset by a 5% increase in demand deposits. Compared to the prior year period, total deposits increased $193.0 million, or 8%. The year over year increase in deposits was largely comprised of noninterest-bearing demand deposits and money market and savings accounts with higher cost certificates of deposit declining during the twelve month period as the

Company continues to manage down its cost of funds. Money market, savings accounts and other interest-bearing transaction accounts increased $130.4 million, or 11%, over the prior year period, primarily as a result of the Company's acquisition of the First National Bank of Olathe (FNBO) in August, 2011.

Noninterest-bearing demand deposits rose $31.8 million, or 5%, in the linked quarter and $150.3 million, or 32%, from the prior year period and represented 24% of total deposits at June 30, 2012, up from 20% at June 30, 2011.

Core deposits, which exclude brokered certificates of deposit and include reciprocal CDARS deposits, represented 96% of total deposits at June 30, 2012, compared to 94% in the prior year period.

Loans not covered under FDIC loss share agreements ("Non-covered loans")
Portfolio loans totaled $1.9 billion at June 30, 2012, increasing $31.4 million, or 2%, in the second quarter of 2012.

The Company, which historically has been a strong Commercial and Industrial, or C&I, lender, posted a $49.3 million, or 6%, increase in C&I loans during the second quarter, the eighth consecutive quarter of growth in that lending category. C&I loans represented 43% of the Company's loan portfolio at June 30, 2012. Construction and Residential Real Estate loans decreased $14.3 million from the linked quarter as the Company continued to reduce its exposure to these sectors.

On a year over year basis, portfolio loans increased $122.8 million, or 7%. Of that increase, Commercial and Industrial loans increased $153.0 million, or 22%, since June 30, 2011, while Construction and Residential Real Estate loans decreased $43.0 million, or 13%, over the same time frame.

Asset quality for Non-covered loans and other real estate not covered by loss share agreements
Nonperforming loans, including troubled debt restructurings of $10.4 million, were $40.6 million at June 30, 2012, compared to $47.2 million at March 31, 2012 and $43.1 million at June 30, 2011. During the quarter ended June 30, 2012, there were $1.3 million of additions to nonperforming loans, $2.0 million of charge-offs, $4.6 million of other principal reductions, and $1.1 million of assets transferred to other real estate. The nonperforming loan additions of $1.3 million in the second quarter of 2012 represent the lowest level of nonperforming loan additions in over three years.

Nonperforming loans represented 2.08% of portfolio loans at June 30, 2012, versus 2.46% of portfolio loans at March 31, 2012, and 2.36% at June 30, 2011.

Nonperforming loans, by portfolio class at June 30, 2012 were as follows:

(in millions)	Total portfolio	Nonperforming	% NPL
Construction, Real Estate/Land Acquisition & Development	$142.5	$11.3	7.93%
Commercial Real Estate - Investor Owned	479.5	9.9	2.07%
Commercial Real Estate - Owner Occupied	322.5	10.1	3.13%
Residential Real Estate	149.4	4.5	3.01%
Commercial & Industrial	841.4	4.7	0.56%
Consumer & Other	13.7	—	—%
Total	$1,949.0	$40.5	2.08%

Excluding non-accrual loans, portfolio loans that were 30-89 days delinquent at June 30, 2012, remained at low levels, representing 0.13% of the portfolio compared to 0.62% at March 31, 2012 and 0.23% of June 30, 2011.

Other real estate totaled $17.4 million at June 30, 2012, a decrease of $2.2 million from March 31, 2012. At June 30, 2011 other real estate totaled $21.0 million. During the second quarter of 2012, the Company sold $3.6 million of other real estate, resulting in a gain of $487,000.

Excluding assets covered under FDIC loss share, nonperforming assets as a percentage of total assets represented 1.82% of total assets at June 30, 2012 compared to 2.06% at March 31, 2012 and 2.19% at June 30, 2011.

Net charge-offs in the second quarter of 2012 were $1.4 million representing an annual rate of 0.28% of average loans, compared to net charge-offs of $2.1 million, an annualized rate of 0.45% of average loans, in the linked first quarter and $5.0 million, an annualized rate of 1.11% of average loans, in the second quarter of 2011.

Provision for loan losses for loans not covered under loss share agreements was $75,000 in the second quarter of 2012, compared to $1.7 million in the first quarter of 2012 and $4.3 million in the second quarter of 2011. The lower loan loss provision in the second quarter of 2012 compared to the the second quarter of 2011 was due to a minimal number of loan risk rating downgrades, more favorable loss migration statistics from a year ago, and payoff of one specific loan which carried a $1.3 million reserve.

The Company's allowance for loan losses was 1.86% of loans at June 30, 2012, representing 90% of nonperforming loans.

Loans and other real estate covered under FDIC loss share agreements
Loans covered under FDIC loss share agreements ("Covered loans") totaled $242.5 million at June 30, 2012, a decrease of $26.8 million, or 10%, from the linked first quarter primarily as a result of principal paydowns.

Other real estate, covered under FDIC loss share agreements, at June 30, 2012 was reduced to $19.8 million, a 23% decrease from $25.7 million at March 31, 2012. During the second quarter of 2012, the Company sold $9.8 million of other real estate covered under FDIC loss share agreements, resulting in a gain of $769,000.
For Covered loans, the Company remeasures contractual and expected cashflows on a quarterly basis. When the remeasurement process results in a decrease in expected cash flows due to an increase in expected credit losses, impairment is recorded. As a result of this impairment, the FDIC loss share receivable is increased to reflect anticipated future cash to be received from the FDIC. The amount of the increase is determined based on the specific loss share agreement, but is generally 80% of the losses. In the second quarter of 2012, an impairment and charge-off totaling $206,000 was recorded for certain loan pools covered under loss share compared to $275,000 in the second quarter of 2011. The charge was partially offset through noninterest income by an increase in the FDIC loss share receivable.

Unplanned cash flows representing accelerated loan payoffs or paydowns are recognized as income, but also generally result in a decrease in the FDIC loss share receivable. These cash flows are, by their nature, unpredictable and can vary significantly period to period. Higher levels of accelerated cash flows in earlier periods suggest lower cash flows in later periods. The Company recognized a high level of accelerated cash flows in 2011 and the first six months of 2012, noting that there can be significant volatility in this activity.

The following table illustrates the net revenue contribution of covered assets for the most recent five quarters.

	For the Quarter ended
(in thousands)	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Accretion income	$7,155	$7,081	$6,841	$4,942	$3,903
Accelerated cash flows	5,315	2,691	4,733	1,620	6,892
Other	106	130	29	4	88
Total interest income	12,576	9,902	11,603	6,566	10,883
Provision for loan losses	(206)	(2,285)	144	(2,672)	(275)
Gain on sale of other real estate	769	1,173	144	588	94
Change in FDIC loss share receivable	(5,694)	(2,956)	(4,642)	1,513	(1,081)
Pre-tax net revenue	$7,445	$5,834	$7,249	$5,995	$9,621

Net Interest Income
Net interest income for the banking segment in the second quarter increased $3.4 million from the linked first quarter, primarily due to higher accelerated cash flows in the Covered loans. On a year over year basis, net interest income increased $2.9 million, or 9%. Including the effect of parent company debt, the net interest rate margin was 4.81% for the second quarter of 2012, compared to 4.33% for the first quarter of 2012 and 4.75% in the second quarter of 2011. In the second quarter of 2012, Covered loans yielded 20.15%, including effects of accelerated discount accretion due to cash flows on paid off Covered loans.

Absent Covered loans, and the related nonearning assets, the net interest rate margin was 3.46% for the second quarter of 2012 compared to 3.45% for the first quarter of 2012.

Wealth Management Segment

Fee income attributable to the Wealth Management segment includes Wealth Management revenue and income from state tax credit brokerage activities. Second quarter Wealth Management revenues of $2.0 million were $282,000, or 17%, and $333,000, or 20%, higher than the linked quarter and prior year periods, respectively. Revenue increases were attributable to market value increases and new business activity.

Trust assets under administration were $1.6 billion at June 30, 2012, compared to $1.7 billion at March 31, 2012 and $1.6 billion at June 30, 2011.

State tax credit brokerage activities, net of fair value marks on tax credit assets and related interest rate hedges, were $587,000 for the second quarter of 2012, compared to $337,000 for the linked quarter and $987,000 in the second quarter of 2011. During the second quarter, the Company purchased $18.0 million of additional 10 year tax credit streams at a discount.

Other Business Results

Total capital to risk-weighted assets was 13.88% at June 30, 2012 compared to 13.85% at March 31, 2012 and 15.61% at June 30, 2011. The tangible common equity ratio was 5.84% at June 30, 2012 versus 5.41% at March 31, 2012 and 6.53% at June 30, 2011. The Company's Tier 1 common equity ratio was 7.62% at June 30, 2012 compared to 7.46% at March 31, 2012 and 8.87% at June 30, 2011. The Company believes that the tangible common equity and the Tier 1 common equity ratios are important financial measures of capital strength even though they are considered to be non-GAAP measures and are not part of the regulatory capital requirements to which the Company is subject. The attached tables contain a reconciliation of these ratios to U.S. GAAP.

Noninterest expenses were $21.4 million for the quarter ended June 30, 2012, compared to $21.4 million for the quarter ended March 31, 2012 and $18.0 million for the quarter ended June 30, 2011. The increase over the prior year period was primarily due to increases in salaries and benefits, occupancy, data processing and other operating expenses related to the 2011 acquisitions.

The Company's efficiency ratio was 61.2% for the quarter ended June 30, 2012 compared to 61.7% for quarter ended March 31, 2012 and 51.2% for the prior year period.

The Company will host a conference call at 2:30 p.m. CDT on Thursday, July 26, 2012. During the call, management will address the second quarter of 2012 results. The call will be accessible on Enterprise Financial Services Corp's home page, at www.enterprisebank.com under “Investor Relations” and by telephone at 1-888-285-8004 (Conference ID #92141885.) Recorded replays of the conference call will be available on the website beginning two hours after the call's completion. The replay will be available for approximately two weeks following the conference call.

Enterprise Financial Services Corp operates commercial banking and wealth management businesses in metropolitan St. Louis, Kansas City, and Phoenix. The Company is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

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Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “expect” and “intend” and variations of such words and similar expressions in this communication to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in the Company's 2011 Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter ended		For the Six Months ended
(in thousands, except per share data)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$40,029	$38,559	$77,244	$69,092
Total interest expense	5,896	7,555	12,482	15,380
Net interest income	34,133	31,004	64,762	53,712
Provision for loan losses not covered under FDIC loss share	75	4,300	1,793	7,900
Provision for loan losses covered under FDIC loss share	206	275	2,491	275
Net interest income after provision for loan losses	33,852	26,429	60,478	45,537

NONINTEREST INCOME
Wealth Management revenue	1,991	1,658	3,700	3,341
Deposit service charges	1,413	1,194	2,743	2,331
Gain on sale of other real estate	1,256	99	2,413	522
State tax credit activity, net	587	987	924	1,142
Gain on sale of investment securities	134	506	1,156	680
Change in FDIC loss share receivable	(5,694)	(1,081)	(8,650)	(365)
Other income	1,158	855	2,542	1,530
Total noninterest income	845	4,218	4,828	9,181

NONINTEREST EXPENSE
Employee compensation and benefits	11,052	8,265	21,515	16,953
Occupancy	1,379	1,141	2,763	2,280
Furniture and equipment	386	431	850	785
Other	8,597	8,187	17,650	15,971
Total noninterest expenses	21,414	18,024	42,778	35,989

Income before income tax expense	13,283	12,623	22,528	18,729
Income tax expense	4,517	4,350	7,577	6,344
Net income	8,766	8,273	14,951	12,385
Dividends on preferred stock	(644)	(630)	(1,285)	(1,256)
Net income available to common shareholders	$8,122	$7,643	$13,666	$11,129

Basic earnings per share	$0.46	$0.45	$0.77	$0.71
Diluted earnings per share	$0.44	$0.43	$0.75	$0.70
Return on average assets	1.02%	1.05%	0.85%	0.77%
Return on average common equity	14.99%	18.06%	12.80%	14.01%
Efficiency ratio	61.22%	51.17%	61.47%	57.22%
Noninterest expenses to average assets	2.68%	2.48%	2.65%	2.50%

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.17%	5.44%	5.20%	5.47%
Loans covered under FDIC loss share	20.15%	25.33%	17.04%	16.70%
Total portfolio loans	6.89%	7.19%	6.64%	6.49%
Securities	1.96%	2.85%	2.00%	2.78%
Federal funds sold	0.23%	0.25%	0.24%	0.26%
Yield on interest-earning assets	5.63%	5.90%	5.44%	5.35%
Interest-bearing deposits	0.79%	1.12%	0.82%	1.14%
Subordinated debt	4.63%	5.31%	5.03%	5.33%
Borrowed funds	1.70%	1.99%	1.73%	1.94%
Cost of paying liabilities	1.01%	1.36%	1.05%	1.37%
Net interest spread	4.62%	4.54%	4.39%	3.98%
Net interest rate margin	4.81%	4.75%	4.57%	4.17%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At the Quarter ended
(in thousands, except per share data)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
BALANCE SHEETS

ASSETS
Cash and due from banks	$29,832	$27,595	$20,791	$26,015	$22,806
Federal funds sold	58	77	143	2,371	1,321
Interest-bearing deposits	47,589	149,000	168,711	240,488	175,676
Debt and equity investments	614,237	520,642	607,709	477,131	486,990
Loans held for sale	4,928	5,813	6,494	5,076	1,688

Portfolio loans not covered under FDIC loss share	1,948,994	1,917,550	1,897,074	1,867,956	1,826,228
Less: Allowance for loan losses	36,304	37,596	37,989	42,883	42,157
Portfolio loans not covered under FDIC loss share, net	1,912,690	1,879,954	1,859,085	1,825,073	1,784,071
Portfolio loans covered under FDIC loss share, net of the allowance for loan losses	240,599	266,239	298,975	324,374	169,113
Portfolio loans, net	2,153,289	2,146,193	2,158,060	2,149,447	1,953,184

Other real estate not covered under FDIC loss share	17,443	19,655	17,217	21,370	20,978
Other real estate covered under FDIC loss share	19,832	25,725	36,471	51,193	21,812
Premises and equipment, net	21,739	21,543	18,986	18,976	19,488
State tax credits, held for sale	65,648	48,165	50,446	56,278	57,058
FDIC loss share receivable	88,436	172,497	184,554	194,216	91,859
Goodwill	30,334	30,334	30,334	30,334	3,622
Core deposit intangible	8,310	8,795	9,285	9,471	1,791
Other assets	81,459	69,120	68,578	66,418	65,110
Total assets	$3,183,134	$3,245,154	$3,377,779	$3,348,784	$2,923,383

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$623,956	$592,172	$585,479	$557,290	$473,688
Interest-bearing deposits	1,980,317	2,111,985	2,205,874	2,259,972	1,937,589
Total deposits	2,604,273	2,704,157	2,791,353	2,817,262	2,411,277
Subordinated debentures	85,081	85,081	85,081	85,081	85,081
FHLB advances	90,500	87,000	102,000	102,000	102,000
Other borrowings	132,479	105,888	154,545	100,729	87,774
Other liabilities	14,913	17,012	5,235	9,241	8,390
Total liabilities	2,927,246	2,999,138	3,138,214	3,114,313	2,694,522
Shareholders' equity	255,888	246,016	239,565	234,471	228,861
Total liabilities and shareholders' equity	$3,183,134	$3,245,154	$3,377,779	$3,348,784	$2,923,383

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands, except per share data)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
EARNINGS SUMMARY
Net interest income	$34,133	$30,629	$32,204	$26,769	$31,004
Provision for loan losses not covered under FDIC loss share	75	1,718	—	5,400	4,300
Provision for loan losses covered under FDIC loss share	206	2,285	(144)	2,672	275
Wealth Management revenue	1,991	1,709	1,668	1,832	1,658
Noninterest income	(1,146)	2,274	(1,067)	6,894	2,560
Noninterest expense	21,414	21,364	23,427	18,302	18,024
Income before income tax expense	13,283	9,245	9,522	9,121	12,623
Net income	8,766	6,185	7,206	5,832	8,273
Net income available to common shareholders	8,122	5,544	6,570	5,200	7,643
Diluted earnings per share	$0.44	$0.31	$0.36	$0.29	$0.43
Return on average common equity	14.99%	10.54%	12.81%	10.39%	18.06%
Net interest rate margin (fully tax equivalent)	4.81%	4.33%	4.35%	3.79%	4.75%
Efficiency ratio	61.22%	61.73%	71.41%	51.56%	51.17%
MARKET DATA
Book value per common share	$12.44	$11.94	$11.61	$11.35	$11.05
Tangible book value per common share	$10.28	$9.74	$9.38	$9.11	$10.74
Market value per share	$10.96	$11.74	$14.80	$13.59	$13.53
Period end common shares outstanding	17,857	17,796	17,774	17,743	17,739
Average basic common shares	17,833	17,790	17,754	17,741	17,140
Average diluted common shares	19,286	19,243	19,226	19,202	18,602
ASSET QUALITY
Net charge-offs	$1,368	$2,111	$4,894	$4,674	$4,965
Nonperforming loans	40,555	47,184	41,622	48,038	43,118
Nonperforming loans to total loans	2.08%	2.46%	2.19%	2.57%	2.36%
Nonperforming assets to total assets*	1.82%	2.06%	1.74%	2.07%	2.19%
Allowance for loan losses to total loans	1.86%	1.96%	2.00%	2.30%	2.31%
Net charge-offs to average loans (annualized)	0.28%	0.45%	1.04%	1.01%	1.11%

CAPITAL
Tier 1 capital to risk-weighted assets	12.51%	12.48%	12.40%	12.24%	14.06%
Total capital to risk-weighted assets	13.88%	13.85%	13.78%	13.70%	15.61%
Tier 1 common equity to risk-weighted assets	7.62%	7.46%	7.32%	7.16%	8.87%
Tangible common equity to tangible assets	5.84%	5.41%	4.99%	4.88%	6.53%

AVERAGE BALANCES
Portfolio loans not covered under FDIC loss share	$1,931,903	$1,891,883	$1,872,282	$1,835,634	$1,787,008
Portfolio loans covered under FDIC loss share	250,965	279,700	314,948	256,381	172,324
Loans held for sale	5,547	5,848	4,886	2,857	2,353
Earning assets	2,881,915	2,877,252	2,970,992	2,834,690	2,644,381
Total assets	3,214,013	3,266,856	3,385,845	3,190,490	2,912,331
Deposits	2,668,428	2,707,042	2,838,536	2,661,978	2,416,412
Shareholders' equity	251,491	244,944	236,548	231,538	202,490

LOAN PORTFOLIO
Commercial and industrial	$841,383	$792,055	$763,202	$706,117	$688,354
Commercial real estate	801,983	806,997	811,570	818,578	789,556
Construction real estate	142,474	148,494	140,147	152,464	158,128
Residential real estate	149,410	157,706	171,034	177,871	176,782
Consumer and other	13,744	12,298	11,121	12,926	13,408
Portfolio loans covered under FDIC loss share	242,488	269,249	300,610	326,942	169,113
Total loan portfolio	$2,191,482	$2,186,799	$2,197,684	$2,194,898	$1,995,341

* Excludes ORE covered by FDIC shared-loss agreements, except for their inclusion in total assets.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$623,956	$592,172	$585,479	$557,290	$473,688
Interest-bearing transaction accounts	275,288	265,604	253,504	241,815	212,431
Money market and savings accounts	1,027,655	1,126,756	1,135,449	1,117,232	960,139
Certificates of deposit	677,374	719,625	816,921	900,925	765,019
Total deposit portfolio	$2,604,273	$2,704,157	$2,791,353	$2,817,262	$2,411,277

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.17%	5.23%	5.31%	5.32%	5.44%
Loans covered under FDIC loss share	20.15%	14.24%	14.62%	10.16%	25.33%
Total portfolio loans	6.89%	6.39%	6.65%	5.91%	7.19%
Securities	1.96%	2.04%	2.10%	2.59%	2.85%
Federal funds sold	0.23%	0.25%	0.24%	0.27%	0.25%
Yield on interest-earning assets	5.63%	5.25%	5.32%	4.84%	5.90%
Interest-bearing deposits	0.79%	0.84%	0.90%	1.01%	1.12%
Subordinated debt	4.63%	5.43%	5.32%	5.26%	5.31%
Borrowed funds	1.70%	1.76%	1.84%	1.94%	1.99%
Cost of paying liabilities	1.01%	1.08%	1.12%	1.23%	1.36%
Net interest spread	4.62%	4.17%	4.20%	3.61%	4.54%
Net interest rate margin	4.81%	4.33%	4.35%	3.79%	4.75%

WEALTH MANAGEMENT
Trust Assets under management	$836,351	$840,081	$831,931	$790,129	$862,357
Trust Assets under administration	1,601,441	1,666,943	1,602,969	1,439,947	1,579,065

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

RECONCILIATIONS OF U.S. GAAP FINANCIAL MEASURES

	At the Quarter Ended
(In thousands)	Jun 30 2012	Mar 31 2012	Dec 31 2011	Sep 30 2011	Jun 30 2011
TIER 1 COMMON EQUITY TO RISK-WEIGHTED ASSETS

Shareholders' equity	$255,888	$246,016	$239,565	$234,471	$228,861
Less: Goodwill	(30,334)	(30,334)	(30,334)	(30,334)	(3,622)
Less: Intangible assets	(8,310)	(8,795)	(9,285)	(9,471)	(1,791)
Less: Unrealized gains	(6,140)	(4,744)	(3,602)	(4,718)	(3,994)
Plus: Qualifying trust preferred securities	80,100	80,100	79,874	78,177	76,306
Other	56	57	57	59	59
Tier 1 capital	$291,260	$282,300	$276,275	$268,184	$295,819
Less: Preferred stock	(33,703)	(33,496)	(33,293)	(33,094)	(32,900)
Less: Qualifying trust preferred securities	(80,100)	(80,100)	(79,874)	(78,177)	(76,306)
Tier 1 common equity	$177,457	$168,704	$163,108	$156,913	$186,613

Total risk weighted assets determined in accordance with prescribed regulatory requirements	$2,327,624	$2,262,209	$2,227,958	$2,190,880	$2,104,662

Tier 1 common equity to risk weighted assets	7.62%	7.46%	7.32%	7.16%	8.87%

SHAREHOLDERS' EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS

Shareholders' equity	$255,888	$246,016	$239,565	$234,471	$228,861
Less: Preferred stock	(33,703)	(33,496)	(33,293)	(33,094)	(32,900)
Less: Goodwill	(30,334)	(30,334)	(30,334)	(30,334)	(3,622)
Less: Intangible assets	(8,310)	(8,795)	(9,285)	(9,471)	(1,791)
Tangible common equity	$183,541	$173,391	$166,653	$161,572	$190,548

Total assets	$3,183,134	$3,245,154	$3,377,779	$3,348,784	$2,923,383
Less: Goodwill	(30,334)	(30,334)	(30,334)	(30,334)	(3,622)
Less: Intangible assets	(8,310)	(8,795)	(9,285)	(9,471)	(1,791)
Tangible assets	$3,144,490	$3,206,025	$3,338,160	$3,308,979	$2,917,970

Tangible common equity to tangible assets	5.84%	5.41%	4.99%	4.88%	6.53%